Exhibit 99.1

For Immediate Release

VERI-TEK INTERNATIONAL, CORP. ANNOUNCES CLOSING OF $9.0 MILLION PRIVATE PLACEMENT

BRIDGEVIEW, IL. September 11, 2007 – Veri-Tek International, Corp. (AMEX: VCC) (“Veri-Tek” or the “Company”) announced today that it has closed the $9.0 million private placement of its common stock to certain institutional investors. Pursuant to the terms of the Securities Purchase Agreement entered into among the Company and certain institutional investors on August 30, 2007, Veri-Tek has sold 1,500,000 shares of its common stock for $6.00 per share, resulting in total proceeds before placement agent fees and other offering expenses of $9.0 million to the Company. The proceeds from this private placement will be used to reduce a portion of the Company’s debt.

David J. Langevin, Veri-Tek’s Chairman and Chief Executive Officer, stated, “We are pleased with the closing of this transaction. This event will strengthen our balance sheet, expand our shareholder base and assist us in fulfilling the financial needs of our growing company.”

Roth Capital Partners, LLC acted as sole placement agent in the private placement transaction.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement covering resales by the investors of the common stock issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale, would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Veri-Tek International, Corp.

Veri-Tek International, Corp. is a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles. Our Manitex subsidiary manufactures and markets a comprehensive line of boom trucks and sign cranes. Our boom trucks and crane products are primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. The Manitex Liftking subsidiary, which includes the Noble forklift product line, manufactures and sells a complete line of rough terrain forklifts and special mission oriented vehicles, as well as other specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications.

Forward-Looking Statement:

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking information based on the Company’s current expectations, including statements relating to the use of the proceeds from the Company’s private placement of common stock and the effect of the private placement on the financial condition of the Company. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the Company’s control, include among others: the need to use the proceeds from the private placement for other purposes and other factors, risks, and uncertainties more specifically set forth in the Company’s filings with the Securities and Exchange Commission. Actual events or the actual factual results may differ materially from any forward-looking statements due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements included in this release to reflect any changes in the Company’s expectations with regard thereto or any changes in events, conditions, or circumstances on which such statements are based.

Company Contact

Veri-Tek International, Corp.	Hayden Communications

David Langevin	Peter Seltzberg or Brett Maas

Chief Executive Officer	Investor Relations

(708) 237-2060	(646) 415-8972

djlangevin@manitex.com	peter@haydenir.com

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